U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported):     June 22, 1999
                                                             -------------


                          Metro Global Media, Inc.
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               (Exact name of registrant as specified in its charter)


   Delaware                             0-21634          65-0025871
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 (State or other jurisdiction         (Commission        (IRS Employer
  of incorporation)                    File Number)       Identification No.)

   1060 Park Avenue, Cranston, Rhode Island                     02910
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   (Address of principal executive offices)                   (Zip Code)


                                (401) 942-7876
     ----------------------------------------------------------------------
               (Registrant's telephone number, including area code)


     ----------------------------------------------------------------------
        (Former name of former address, if changed since last report)

Item 4            Change in Registrant's Certifying Accountant.

On June 22, 1999, Metro Global Media, Inc.'s ("Metro") independent accounting firm, Grant Thornton, LLP resigned. Since Grant Thornton's appointment, there have been no disagreements on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Grant Thornton did not audit Metro's May 29, 1999 records nor have they issued a report on Metro's financial statements.

In its letter to the SEC, which is part of the Form 8-K/A filed with the Commission on July 13, 1999, Grant Thornton stated that it was unwilling to be associated with Metro's financial statements.

Metro has furnished Grant Thornton with a copy of this disclosure and has requested Grant Thornton furnish it with an updated letter addressed to the SEC stating whether it agrees with the above statements.

Grant Thornton stated in its July 8, 1999 letter that it resigned as the Company's auditors because Grant Thornton was of the opinion that a minority shareholder has the operating and financial decision making authority at the Company. Grant Thornton is referring to Kenneth F. Guarino, who is former employee of the Company and who is currently acting as a consultant to the Company. Mr. Guarino was also the founder and is a former president of the Company, but has not served in that capacity for 3 years. However, the operating and financial decision making authority rests solely with the Company's Board of Directors. Mr. Guarino is not currently a member of the Company's Board of Directors and does not have the authority to make operation or financial decisions on behalf of the Company.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          METRO GLOBAL MEDIA, INC.


                                          By: /s/ Janet Hoey
                                              ------------------
                                              Janet Hoey, Treasurer

August 23, 1999





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